FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): June 2, 2005 (May 27, 2005)

                              CH Energy Group, Inc.
             (Exact name of registrant as specified in its charter)

NEW YORK                           0-30512                        14-1804460
----------------------      -----------------------           -----------------
State or other              (Commission File Number)              (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                          Number)

     284 South Avenue, Poughkeepsie, New York             12601-4879
     (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (845) 452-2000

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01  Entry into a Material Definitive Agreement.

On May 27, 2005, the Board of Directors of CH Energy Group, Inc. ("Energy Group") approved amendments to the standard Employment Agreements between Energy Group and each of its executive officers, Steven V. Lant, Lincoln E. Bleveans, Christopher M. Capone, Joseph J. DeVirgilio, Jr., Donna S. Doyle, Carl E. Meyer, Arthur R. Upright, Denise D. Van Buren and certain executives of its subsidiaries ("Agreements").

The Agreements generally become effective only upon a Change of Control (as defined in the Agreements) of Energy Group and provide certain benefits and protections to the covered executives during the three-year period following a Change of Control. For example, the Agreements generally provide that an executive's terms and conditions of employment (including position, location, base salary, bonus, and benefits) would not be adversely changed during the three-year period following a Change of Control. Moreover, the Agreements provide that the executive would be entitled to certain severance benefits if, during the three-year period following a Change of Control, Energy Group or its affiliates terminate the executive's employment without Cause (as defined in the Agreements), the executive terminates his employment with Energy Group or its affiliates for Good Reason (as defined in the Agreements), or the executive terminates his employment with Energy Group or its affiliates regardless of the reason during the thirty-day period beginning on the first anniversary of the Change of Control (a "window period"). Specifically, the executive would be entitled to receive a lump-sum payment equal to the sum of (a) the executive's base salary through the date of termination to the extent not previously paid,
(b) a proportionate bonus based on the highest of the executive's last three pre-Change of Control annual bonuses, or if higher, the most recent annual bonus ("Highest Annual Bonus"), (c) three times the sum of the executive's base salary and Highest Annual Bonus, (d) accrued vacation and (e) outplacement services. In addition, the executive would be entitled to receive continued welfare benefits for a period of three years following termination. In the event any payments or benefits, whether under an Agreement or otherwise, would be subject to the excise tax on certain "excess parachute payments", then the executive generally would be entitled to be made whole on an after-tax basis (i.e., "grossed-up") for the payment of such taxes.

Following is a brief summary of certain of the amendments to the Agreements, which will become effective July 31, 2005:

1. The amended Agreements have a term of two years following a Change of Control (except for those applicable to Messrs. Lant, Meyer, DeVirgilio and Capone, which have a three year term).

2. The amended Agreements provide two years of severance benefits, including base salary, bonus and continued welfare benefits (except for those applicable to Messrs. Lant, Meyer, DeVirgilio and Capone, which provide three years of severance).

3. The years of severance are reduced at the rate of one year for each whole year that the executive remains employed with the acquiring or surviving entity following the Change of Control. In no event, however, would an executive receive less than one year of severance.

4. Only the Chief Executive Officer is entitled to receive a "gross-up" payment for any excise taxes attributable to excess parachute payments. The other executives would be responsible for paying the applicable excise taxes, but any payments subject to the excise tax would be reduced if such reduction provides a larger after-tax benefit than if the excise tax applied.

5. The bonus included in the severance benefit is reduced to equal the average of the last three pre-Change of Control annual bonuses.

6. The definition of Good Reason (as defined in the Agreements) is narrowed to provide the acquiring or successor entity a greater degree of flexibility to deploy executive talent following a Change of Control and to eliminate the so-called window period described above. Moreover, the definition of Cause (as defined in the Agreements) is expanded to include breaches of fiduciary duties, material violations of the Code of Business Conduct and Ethics, the commission of a felony or a crime of moral turpitude, or a violation of the applicable drug and alcohol policies.

7. Terminated executives are prohibited from soliciting employees of the acquiring or successor entity for a one-year period following a Change of Control.

8. The severance benefits are paid over a one-year period following an executive's date of termination. The acquiring or successor entity retains the right to suspend payments and pursue judicial remedies in the event that an executive breaches any of his confidentiality, non-solicitation or non-competition obligations.

9. A terminated executive is required to sign a release of all claims against Energy Group, the acquiring or successor entity, and any of their officers, directors, employees or shareholders, prior to receiving severance benefits under the amended Agreements.

The foregoing description of the amendments to the Agreements is qualified in its entirety by reference to the full text of the amended Agreements, the forms of which are filed as Exhibits 10(iii)(34), 10(iii)(35) and 10(iii)(36) hereto and incorporated by reference herein.

Item 1.02  Termination of a Material Definitive Agreement

Energy Group has provided notice to the executives covered by the Agreements (defined above in Item 1.01"Entry into a Material Definitive Agreement" of this Current Report on Form 8-K) that the current arrangements will not be renewed and will therefore expire on July 31, 2005.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

10(iii)(34) Employment Agreement, as amended, for the Chief Executive Officer

10(iii)(35) Employment Agreement, as amended, for the three most senior executives (after Chief Executive Officer)

10(iii)(36) Employment Agreement, as amended, for the other executive officers

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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CH ENERGY GROUP, INC.
                                             (Registrant)


                                            By: /s/ Donna S. Doyle
                                                DONNA S. DOYLE
                                                Vice President - Accounting and
                                                Controller

Dated:  June 2, 2005